EXHIBIT 10.1

                            Asset Purchase Agreement,
                                  by and among
                            MicroNet Services, Inc.,
                               Kanfer Associates,
                               Denise Rosenkrantz,
                               James M. Sette and
                            Protosource Corporation.


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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            MICRONET SERVICES, INC.,

              KANFER ASSOCIATES, DENISE ROSENKRANTZ, JAMES M. SETTE

                                       AND

                             PROTOSOURCE CORPORATION

                          DATED AS OF OCTOBER 28, 1999

                                       AND

                        EFFECTIVE AS OF NOVEMBER 1, 1999


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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of October 28, 1999, and effective as of November 1, 1999, by and among MicroNet Services, Inc., a Connecticut corporation ("Seller"); Kanfer Associates, a partnership, Denise Rosenkrantz and James Sette, as stockholders and solely for the purpose of
Section 5.1, Section 6.7, Article VII and Article VIII (the "Stockholders"); and ProtoSource Corporation, a California corporation ("Buyer").

                                R E C I T A L S:

                  WHEREAS, Seller, owns certain assets (the "Assets") previously owned by MicroNet Online Sevices LLC ("Original MicroNet") which it acquired from Original MicroNet pursuant to a tax free reorganization pursuant to Section 352 of the United States Internal Revenue Code of 1986, as amended (the "Code"). The Assets consist primarily of a dial-up subscriber base to internet services, and Web hosting which had been provided by Original MicroNet (the "Business").

                  WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase and acquire from Seller, on the terms and subject to the conditions hereof, those assets, rights and interests of Seller as specified herein that relate primarily to the Business in consideration of certain payments by all as specifically set forth herein, and

                  WHEREAS, each of the Buyer and Seller intend for this asset purchase transaction to qualify as a tax free reorganization pursuant to Section 368(c) of the Code.

                  NOW, THEREFORE, the parties hereby agree as follows:

                                    I. ASSETS

         1.1 SALE AND TRANSFER OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), and effective as of the Closing Date (as hereinafter defined), Buyer will purchase and acquire from Seller, and Seller will sell, transfer, convey, assign and deliver (collectively, "Transfer") to Buyer, all of the assets, rights and interests of Seller relating primarily to the Business (other than the Retained Assets (as hereinafter defined)) as the same shall exist on the Closing Date, including without limitation the following (collectively, the "Acquired Assets"):

                  (A) INTERNET  SUBSCRIBER  BASE. Buyer is purchasing the rights
         to  approximately  2,500  internet  subscribers,   INCLUDING,   WITHOUT
         LIMITATION, THOSE ITEMS SET FORTH ON SCHEDULE 1.1(A).

                  (B) WEB HOSTING SUBSCRIBER BASE. Buyer is purchasing the Web hosting subscriber base of Seller which generates APPROXIMATELY $2,700 PER MONTH IN REVENUES AS MORE FULLY SET FORTH ON SCHEDULE 1.1(A)

                  (C) UNITY ACCOUNTS. Buyer is purchasing the Unity account base of Seller, which includes 514 accounts and generates approximately $2056 per month in revenues, as more fully set forth on Schedule 1.1(a).

                  (D) INTELLECTUAL PROPERTY RIGHTS. Buyer is purchasing all, trademarks, trade names, copyrights (including any derivation of the name MicroNet, except that Buyer agrees to grant Seller a non-exclusive, royalty free, limited license to use the name Micro-Net.Net) and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, continuations, continuations-in-part, divisions, renewals and reissuances of, any of the foregoing, and rights therein, in each case used primarily in or relating primarily to the Business (collectively, "Intellectual Property");


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                  (E)  BUSINESS  RECORDS.  Buyer is  purchasing  all  books  and records, including without limitation all customer lists and files, material and services vendor files, quotation files, invoices, forms,
         accounts,  books  of  account,   correspondence,   production  records,
         technical,   accounting,    manufacturing   and   procedural   manuals,
         specifications, employment records, studies, reports or summaries relating to compliance with any statute, rule, regulation or other law (collectively, "Laws") or Contracts, electronically stored or other computerized information, and other books and records in each case used primarily in or relating primarily to the Business (collectively, the "Business Records");

                  (F) CONTRACTS. Subject to Section 1.2(d), 1.2(e), 1.2(f) and 1.2(h) and to Section 1.3, all rights, benefits, claims and interests of Seller in, to or under all leases, contracts and commitments to which Seller is a party relating primarily to the Business or the Acquired Assets ("Contracts"), referred to in Section 5.2(f), including without limitation all contracts with internet subscribers and Web hosting clients (collectively, "Assigned Contracts"); and

                  1.2 RETAINED ASSETS. Notwithstanding anything in Section 1.1 to the contrary, the following assets used primarily in or relating primarily to the Business (collectively, the "Retained Assets") will be retained by Seller, and Buyer will not purchase or acquire (and is not obligated to purchase or to acquire) any interest therein:

               (A) BRAINLINK ACCOUNTS. All accounts associated with Brainlink International, of Richmond Hill, New York (the "Brainlink Accounts").

               (B) PREPAIDS. All prepaid expenses, advance payments, deposits, surety accounts and other similar items relating to the Retained Assets or Retained Liabilities;

               (C) CASH AND CASH EQUIVALENTS. All cash, cash equivalents and marketable securities;

               (D) ACCOUNTS RECEIVABLE. All accounts receivable which relate to sales prior to the Closing Date;

               (E) LEASED REAL PROPERTY. All rights and interests of Seller under any lease or sublease agreements for real property (including leasehold improvements);

               (F) INSURANCE POLICIES. All rights and interests of Seller under any insurance policies maintained by Seller in connection with the Business and the Acquired Assets;

               (G) DESIGNATED ASSETS. THOSE ASSETS SET FORTH ON SCHEDULE 1.2(F) hereto;

               (H) CORPORATE RECORDS. Seller's minute books, tax returns, stock books, stock ledger, any and all copies of financial records through the Closing Date and corporate seal and any books and records which Seller is required by Law to retain;

               (I) THIS AGREEMENT. Seller's rights under this Agreement;

               (J) CLAIMS. All rights to causes of action, claims or demands of any nature that Seller has or may have against any Person to the extent relating to the Retained Assets or Retained Liabilities;

               (K) TAXES. All rights of Seller to any claims for any federal, state or local income tax refunds through the Closing Date;


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               (L) BENEFIT PLAN ASSETS. All assets of the Employee Plans; and

                  1.3      ASSIGNABILITY AND CONSENTS.

                  (A) REQUIRED CONSENTS. SET FORTH ON SCHEDULE 1.3 is a list (which is true and complete in all material respects) provided by Seller of Assigned Contracts, which are non-assignable or may not be assigned or subleased to Buyer without the consent of some other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental
         Authority (individually, a "Person") (such Contracts, the "Consent-Required Contracts"). Seller will take, or cause to be taken by others, all reasonable actions required to assist Buyer to obtain or satisfy, at the earliest practicable date, all consents, novations, approvals, authorizations, requirements, waivers and agreements ("Consents") from any Persons necessary to authorize, approve or permit the full and complete assignment of the Consent-Required Contracts, and to consummate and make effective the transactions contemplated by this Agreement in respect thereof.

                                 II. LIABILITIES

         2.1 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, Buyer will assume from Seller, effective as of the Closing Date, and will thereafter be responsible to perform and discharge, as and when due, the following, and only the following, liabilities and obligations of Seller as set forth in paragraphs (a) and (b) of this Section
2.1 (the "Assumed Liabilities"):

                  (A) CONTRACTS. ALL LIABILITIES AND OBLIGATIONS OF SELLER ARISING UNDER THE ASSIGNED CONTRACTS; PROVIDED, HOWEVER, that Buyer will not assume or be responsible for any such liabilities or obligations to the extent arising from breaches thereof or defaults thereunder by Seller prior to the Closing Date, and seller will assume no liabilities owed by Seller or its predecessor to any back bone service providers, vendors or officers directors stockholders or any affiliates thereof, all of which liabilities and obligations will constitute Retained Liabilities (as hereinafter defined); and

                  (B) POST-CLOSING DATE. All liabilities and obligations (i) incurred by Buyer or any of its affiliates, directors, officers, shareholders, agents or employees on or after the Closing Date which do not relate to the Business or the Acquired Assets, (ii) to the extent relating to, resulting from or arising out of events or conditions occurring in connection with, or arising out of, the Business as operated after the Closing Date, or the ownership, possession, use or operation after the Closing Date of the Acquired Assets.

                  2.2  RETAINED  LIABILITIES.  Except as  expressly  provided in
Section 2.1, Seller will retain, and Buyer will not assume, or be responsible or liable for or with respect to, any liabilities or obligations of Seller, whether or not of, associated with or arising from, the Business or any of the Acquired Assets, and whether fixed, contingent or otherwise, known or unknown (collectively referred to hereinafter as the "Retained Liabilities"), including without limitation the following:

                  (A) PRE-CLOSING. All liabilities and obligations to the extent relating to, resulting from or arising out of events or conditions occurring or existing in connection with, or arising out of, the Business as operated prior to the Closing Date, or the ownership, possession, use or operation prior to the Closing Date of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business including, but not limited to, all warranty and product liability claims, and rebate and sales commissions with respect to services provided prior to Closing);


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                  (B) OBLIGATION  RELATED TO MICRO-NET  ONLINE SERVICES LLC. Any
         liabilities incurred by or on behalf of Original MicroNet, including, but not limited to, any settlement Original Micronet has made with PSINet or any threatened claims of litigation, as more specifically described in Schedule 5.2(h).

                  (C) ACCOUNTS PAYABLE. All liabilities and obligations of Seller for accounts payable as of the Closing Date;

                  (D) EMPLOYEE-RELATED LIABILITIES. All liabilities and obligations to any individuals at any time employed by Seller or to any such individual's spouses, children, other dependents or beneficiaries, with respect to incidents, events, exposures or circumstances occurring during the period or periods of any such persons' employment by Seller and at any time on or prior to the Closing, whenever such claims mature or are asserted, including without limitation all liabilities and obligations arising (i) under any employment, wage and hour restriction, equal opportunity, discrimination, plant closing or immigration and naturalization Laws, (ii) under any collective bargaining Laws, agreements or arrangements, or (iii) in connection with any written and unwritten "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other payroll practices, bonus, stock option, stock appreciation, stock purchase, severance, termination, lay-off, leave of absence, disability, workers compensation, pension, profit sharing, retirement, medical plan, life insurance plan, hospitalization plan, insurance, deferred compensation, phantom stock, other executive compensation arrangement or other employee or welfare benefit plan, agreement or arrangement which is sponsored, maintained or contributed to by Seller and is applicable to Seller's past, present or future employees (collectively, "Employee Plans");

                  (E) TAXES. Subject to Section 6.3, any liability or obligation for any Taxes (as hereinafter defined) accrued or imposed on the Acquired Assets or the Business for the period ending on the Closing Date, it being understood that Taxes imposed for periods that begin before and end after the Closing Date and that are not specifically attributable either solely to the period ending on the Closing Date or solely to periods subsequent to the Closing Date shall be allocated between Seller and Buyer as provided in Section 6.2 hereof; and

                  (F) LIABILITIES RELATING TO RETAINED ASSETS. All liabilities and obligations relating to, resulting from or arising out of events or conditions occurring or existing in connection with, or arising out of, any and all assets, properties, rights and interests which are not being acquired by Buyer hereunder, including without limitation the Retained Assets.

                  (G) LIABILITIES RELATING TO MICRONET HOLDING CORP. All liabilities transferred or assumed by MicroNet Holding Corp. from Original MicroNet as a result of the tax free reorginization pursuant to which MicroNet Holding Corp., received certain assets and assumed all of the liabilities of Original MicroNet.

                               III. PURCHASE PRICE

                  3.1 PURCHASE PRICE. In consideration of the Transfer of the Acquired Assets and subject to the terms and conditions of this Agreement, the aggregate consideration (the "Purchase Price") to be paid by Buyer to Seller shall be as follows (i) $265 per dial-up account internet service subscriber (assuming Seller is delivering 2,500 subscribers the Purchase Price shall be $662,500, as adjusted depending on the actual amount of subscribers). Twenty percent (20%) of the purchase price ($132,500) is to be paid in cash and the balance of the purchase price, $530,000, is to be paid in Common Stock of the Buyer at a rate of $6.725 per share, which equals 78,810 shares of Common Stock. The Purchase Price shall be allocated in the manner specified in Section 3.3 hereof.

                  3.2      TIMING AND MANNER OF PAYMENT OF PURCHASE PRICE.

                  (a) Buyer shall pay (or cause to be paid) the Purchase Price as follows:

                         (i) $132,500 to Seller at the Closing;


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                         (ii) 78,810  restricted  shares of Common  Stock of the
                    Buyer (the "Shares") at the Closing, 10% of which (7881 shares) shall be held back (the "Holdback Shares") as security against any undisclosed liability regarding the subscribers or the business. On December 31, 1999, Buyer shall pay Seller the Holdback Shares less the number of Holdback Shares that equals any loss which the Buyer has incurred, or expects to incur, due to any undisclosed liability concerning the subscribers or the business which Buyer should reasonably have known at the time of the Closing; and

                         (iii) if the  number of  active  accounts  that  Seller
                    transfers to Buyer at Closing, or the number of those accounts which remains active as of November 30, 1999, is greater than 2500 then Buyer shall pay Seller $265 times the difference of 2500 and the number of existing accounts as of November 30, 1999 (the "Buyer's Account Adjustment"). For example, if on November 30, 1999, Buyer has 3000 accounts remaining from those which the Seller transferred to Buyer at the Closing, then Buyer shall pay Seller $265 x (3000 -
                    2500), which equals $132,500. Twenty percent (20%) of the Buyer's Account Adjustment shall be payable in cash and eighty percent (80%) of the Buyer's Account Adjustment shall be payable in Buyer's Common Stock. The number of shares payable in Buyer's Common Stock shall be determined by dividing the 80% portion of the Buyer's Account Adjustment by $6.725 and rounding to the nearest share. For example, if the Buyer's Account Adjustment equals $132,500, then Seller shall pay Buyer ($132,000 x 20%) = $26,500 in cash and ($132,500 x 80%) / $6.725 = 15762.08, which shall be rounded to 15,762, shares of Buyer's Common Stock. Payment of Buyer's Account Adjustment shall be due on December 31, 1999.

               (b) If the number of active accounts that Seller transfers to Buyer at Closing, or the number of those accounts which remains active as of November 30, 1999, is less than 2500 then Seller, or the Stockholders in the pro-rata amount of their ownership in the Seller, severally and not jointly, shall pay Buyer $265 times the difference of 2500 and the number of existing accounts as of November 30, 1999 (the "Seller's Account Adjustment"). The Seller's Account Adjustment shall be payable in the same manner as the Buyer's Account Adjustment describer in Section 3.2(a)(iii). Payment of the Seller's Account Adjustment shall be due on December 31, 1999. If the number of active accounts that Seller transfers to Buyer at Closing, or the number of those accounts which remains active as of November 30, 1999, is less than 2500 Seller shall be in breach of this Agreement and will be liable to Buyer for additional payments, notwithstanding this provision and the payment of the Seller's Account Adjustment.

               (c) Cash Payments made pursuant to subparagraph (a) above shall be paid in cash by wire transfer of immediately available funds to an account or accounts to be designated by Seller in writing.

               (d) Payments of Common  Stock shall be made in two  certificates;
          (i) one certificate in the amount of 70,929 shares of Common Stock to be delivered to Seller at the Closing and (ii) one certificate in the amount of 7,881 shares of Common Stock to be held in escrow by Buyers counsel representing the Holdback Shares.

                    (I) LOCK-UP OF SHARES. The Shares will be subject to a three year lock-up agreement with the Buyer which may be released earlier upon either (A) the Common Stock of the Buyer closing at or above $15.00 per share for 30 consecutive trading days on the Nasdaq SmallCap Market ("Nasdaq"), or (B) the Common Stock of Buyer trading an average of 500,000 shares or more per week on Nasdaq at a price of $10.00 or more for 30 consecutive trading days.

                    (II) REGISTRATION RIGHTS. The Seller will have demand registration rights on such number of Shares so as to equal
               $200,000 of Shares at the prevailing market on the day the Registration Statement covering such Shares is declared effective by the Securities and Exchange Commission. (the "Registerable Shares"). The Buyer will not be responsible for the cost of such demand registration and all costs of such registration statement will be the responsibility of the Seller or the person requesting registration. The Buyer may sell $12,500 worth (at the prevailing market) of the Registerable Shares every 90 days for a twelve month period (an aggregate of $50,000). The balance of the Registerable Shares will be subject to the lock-up provision referred to in paragraph 3.2(c)(i) above

3.3      POST CLOSING RECEIPTS AND RECONCILIATION PAYMENTS.

               (a) Seller shall immediately deliver and assign to Buyer any account payment made pursuant to a wholesale invoice for service provided after November 14, 1999, or a retail invoice for service provided after the billing date in November for such retail account (the "Anniversary Date");

               (b) Seller shall retain the pro rata share of account payments that is attributable to wholesale service provided from November 1, 1999, to November 14, 1999, and retail service provided from November 1, 1999, to the Anniversary Date. Seller shall pay the pro rata share of backbone provider expenses that is attributable to wholesale service provided from November 1 to November 14, and retail service from November 1, 1999, to the Anniversary Date. For example, if Seller receives payment for retail services provided from October 17, 1999 to November 17, 1999, Seller shall retain the entire account payment, and shall pay the backbone provider expenses attributable to such account up to November 17, 1999;

               (c)  Buyer  shall  pay  Seller  the pro rata  share  of  Seller's backbone  provider  expenses  due  under  the  contracts  set forth in
          Schedule 1.3 (the "Backbone Agreements") that are attributable to wholesale service provided from November 15, 1999, and retail service provided from the Anniversary Date, until such time as the Backbone Agreements are fully assigned to Buyer by Seller, or December 31, 1999, whichever occurs first. For example, if Seller receives two payments on a retail invoice for services provided in the two monthly billing periods from November 17, 1999 to January 17, 1999, Seller shall immediately deliver and assign the account payments, in accordance with Section 3.3(a), and Buyer shall pay Seller's backbone expense that is attributable to providing the account with service from November 17 to December 31, 1999, if such expense is due under a Backbone Agreement.

     3.4 PURCHASE PRICE ALLOCATION. The parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in a mutually agreed manner.
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                  Each of the parties  will report the  purchase and sale of the
Acquired Assets, including without limitation in all federal, foreign, state, local and other Tax Returns and reports prepared and filed by or for either of Seller and Buyer, in accordance with the allocation made by Buyer and Seller. Each party agrees to notify the other if the Internal Revenue Service or any other taxing authority proposes a reallocation of such amounts.

                                   IV. CLOSING

     4.1 GENERAL. As used in this Agreement, the "Closing" means the time on the Closing Date at which Seller consummates the Transfer (as hereinafter defined) of the Acquired Assets to Buyer as provided herein by the execution and delivery by Seller of the documents and instruments referred to in Section 4.2 against delivery by Buyer of documents provided in Section 4.3. THE CLOSING WILL TAKE PLACE AT THE OFFICES OF SICHENZIA ROSS & FRIEDMAN L.L.P., 135 WEST 50TH Street , New York, NY 10020, at 10:00 A.M. on October 28, 1999 (the "Closing Date"). Legal title, equitable title and risk of loss with respect to the Acquired Assets will pass to Buyer upon the Transfer of the Acquired Assets at the Closing, which Transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes (but not for purposes of determining the Acquired Assets to be Transferred hereby and the Assumed Liabilities to be assumed hereby, which shall be determined by referring to the actual time of Transfer on the Closing Date) as of 12:01 A.M. (Eastern Time) on the Closing Date.

     4.2 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller will deliver to Buyer:

                  (a) Copy of the resolutions of the Board of Directors and Stockholders of Seller authorizing and approving this Agreement and the transactions and other agreements contemplated hereby, certified by a duly authorized officer of Seller to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                  (b) Short-form good standing certificate for Seller from the Secretary of State of the State of Connecticut, dated not more than 10 days prior to the Closing;

                  (c) Bill of Sale, duly executed by Seller, Transferring the Acquired Assets to Buyer, in substantially the form OF EXHIBIT A;

                  (d) An incumbency certificate of the appropriate officer of Seller;

                  (e) Releases, if any, including without limitation termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens (other than Permitted Liens) to which any of the Acquired Assets are subject, which releases shall be effective at or prior to the Closing;

                  (f) Such other duly executed deeds, bills of sale, endorsements, assignments, affidavits and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as are necessary or reasonably requested by Buyer to effectuate the transactions contemplated hereby;

     4.3 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer will deliver to Seller:

                  (a) A copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby certified by a duly authorized officer of Buyer to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                  (b) Short-form good standing certificate for Buyer from the Secretary of State of the State of California, dated not more than 10 days prior to the Closing;

                  (c) An incumbency certificate of the appropriate officer of Buyer;

                  (d) Such other duly executed endorsements, assignments, affidavits, assumptions and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to Seller and its counsel, as are necessary or reasonably requested by Seller to effectuate the transactions contemplated hereby.

                        V. REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder represents and warrants to Buyer that this Agreement is a legal, valid and binding agreement of such Stockholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and the application of equitable principles or the availability of equitable remedies in any proceeding, whether at law or in equity.

     5.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

                  (A)  ORGANIZATION  AND STANDING.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has the requisite corporate power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as now being conducted and to enter into and to perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement to be entered into and performed on its part. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, business, assets, properties or operations of the Business (a "Material Adverse Effect").

                  (B) POWER AND AUTHORITY. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Seller in connection herewith have been, or upon execution thereof will be, duly executed and delivered by Seller. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by all necessary corporate action of Seller and constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (C) NO VIOLATION. Subject to the receipt of Consents pursuant to Section 1.3, neither the execution and delivery of this Agreement or the other agreements and instruments executed or to be executed in connection herewith by Seller, nor the performance by Seller of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or result in a breach of any of the terms of Seller's Certificate of Incorporation or Bylaws, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in the right of termination or cancellation of, or accelerate the performance required by, any Assigned Contract, (iii) result in the creation or imposition of any Liens (other than Permitted Liens) upon any of the Acquired Assets or
         (iv) violate any Law, except, in each case, for such matters which would not have a Material Adverse Effect on the Business or adversely affect the transactions contemplated by this Agreement.

                  (D) CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except as set forth in Schedule 1.3, no Consent of, or notice to, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery or performance by Seller of this Agreement and the transactions and other agreements and instruments contemplated hereby.

                  (E)      ACQUIRED ASSETS; TITLE TO ACQUIRED ASSETS.

                           (i) At the Closing,  Seller will deliver to Buyer the
                  Acquired Assets free and clear of all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements or restrictions, (collectively, "Liens") of any kind or nature whatsoever.

                  (F) CONTRACTS. SCHEDULE 1.1(A) contains a list (which is true and complete in all material respects) of each party to a material Contract, or series of similar Contracts, relating to the Business and to which Seller is a party as of the date of this Agreement. Seller has fully performed all material obligations required to be performed under each of the foregoing Contracts, and Seller has not, nor to Seller's knowledge any other party to any such Contract has not, materially breached or improperly terminated any such Contract or is in material default under any such Contract, and there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. Each of such Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against Seller, and, to the knowledge of Seller, the other parties thereto, subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (G) FINANCIAL STATEMENTS. Seller has heretofore delivered to Buyer the audited balance sheet and statement of profit and loss of Original MicroNet dated for the 12 month period ended December 31, 1998 and the unaudited balance sheet and the statement of profit and loss of Original Micronet for the 3 month period ended March 31, 1999, and the 2 month period ended May 31, 1999. The Seller shall deliver to Buyer not later than November 31, 1999 the unaudited balance sheet and the statement of profit and loss of Original MicroNet (the "Unaudited Financials") for the 3 month period ended June 30, 1999, the 3 month period ended September 30, 1999, and the 9 month period ended September 30, 1999 (the "Unaudited Financials Date") (audited and unaudited financial statements collectively, the "Financial Statements"). Each of the Financial Statements was derived from the books and records for the Business in accordance with generally accepted accounting principles consistently applied and fairly presents in all material respects the financial position of Original MicroNet including the Business as of such dates, and the results of operations of the Business for the periods then ended except, with respect to the interim financial statements, for non-material changes resulting from normal year-end adjustments.

                  (H) LEGAL PROCEEDINGS. EXCEPT AS SET FORTH ON SCHEDULE 5.2(H), there are no material actions, suits or proceedings pending or, to the Seller's knowledge, threatened against Seller with respect to the Business or the Acquired Assets, before any Court or other Governmental Authority, or which would adversely affect the transactions contemplated by this Agreement.

                  (I) CUSTOMERS AND SUPPLIERS. SCHEDULE 5.2(I) SETS FORTH A LIST
         OF SELLER'S MAJOR CUSTOMERS AND SCHEDULE 5.2(J) sets forth a list of Seller's major suppliers during the fiscal year ended December 31, 1998. To Seller's knowledge, other THAN THOSE CUSTOMERS OR SUPPLIERS SO NOTED ON SCHEDULES 5.2(I) OR 5.2(J), RESPECTIVELY, no customer or supplier otherwise LISTED ON SCHEDULES 5.2(I) OR 5.2(J), RESPECTIVELY, has advised that such customer or supplier was or is intending to terminate its relationship with Seller or would not continue to purchase services relating to the Business for future periods on account of any alleged failure of Seller's performance or the transactions contemplated hereby.

                  (J) COMPLIANCE WITH LAWS. The Business has been conducted, the Acquired Assets have been maintained and Seller is currently in compliance in all material respects with all applicable Laws, regulations and other requirements of all Governmental Authorities having jurisdiction over Seller except where failure to so comply would not result in a Material Adverse Effect on the Business.

                  (K) BROKERS, FINDERS AND AGENTS. Except for commissions payable to Cheetah Financial Services, Inc. ("Cheetah") by Seller in connection with Cheetah's services rendered to Seller in connection herewith, Seller is not directly or indirectly obligated to anyone acting as a broker, finder, investment banker or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. In no way shall Buyer or Andrew Alexander Wise & Company, Incorporated "AAW", who has acted as investment banker to Buyer in this transaction be liable to Cheetah for any commissions due and owed to Cheetah by Seller in connection herewith. Seller has entered into an agreement with Cheetah dated July 8, 1999, which obligates Original Micronet to pay Cheetah certain fees in regard to this transaction. Seller and each Shareholder hereby individually indemnifies Buyer against any claim Cheetah may bring against Buyer resulting from this transaction.

                  (L)      INTELLECTUAL PROPERTY.

                           (i) To Seller's  knowledge,  Seller owns,  or possess
                  adequate licenses or other rights to use the Intellectual Property.

                           (ii) SCHEDULE  5.2(M)(ii) sets forth a list (which is
                  true and complete in all material respects) of, as of the date of this Agreement, all patents, patent applications, copyright registrations (and applications therefor), trademark registrations (and applications therefor), (hereinafter the "Registered IP") owned by the Seller (or obliged to be assigned to the Seller) either in whole or in part and used primarily in connection with the Business.

                           (iii) The  Registered IP are in full force and effect
                  and there are no liens, claims, proceedings, or causes of action which in any way affect the validity or enforceability of such Registered IP.

                           (iv) To the  knowledge  of  Seller,  no  product  (or
                  component thereof) or process used or manufactured by and/or for Seller or sold by Seller infringes or otherwise violates the proprietary rights of any other Person. EXCEPT AS SET FORTH IN SCHEDULE 5.2(M)(IV), the Seller has not received written notice of any, nor are there any pending claims, disputes, actions, proceedings, suits or appeals against Seller with respect to the Registered IP or an allegation that Seller is infringing an intellectual property right of any third party.

                  (M) LICENSES. SCHEDULE 5.2(N) sets forth a list (which is true and complete in all material respects) of all licenses, permits, approvals or authorizations relating primarily to the Business (collectively, "Licenses") issued by any United States, state, local or foreign governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities"), which are material to the Business as presently operated. Seller is in compliance with all such Licenses, except where failure to so comply would not result in a Material Adverse Effect on the Business. To the knowledge of Seller, the Licenses listed on SCHEDULE 5.2(N) are in full force and effect.

 (i)

                   (N) EMPLOYEE RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. EXCEPT AS SET FORTH ON SCHEDULE 5.2(O), there are no material employment controversies pending, or to the Seller's knowledge, threatened which involve any of the Business' employees. Seller is in compliance with all Laws relating to the employment of labor, except where failure to so comply WOULD NOT RESULT IN A MATERIAL ADVERSE EFFECT ON THE BUSINESS. EXCEPT AS SET FORTH ON SCHEDULE 5.2(O), Seller is not a party to any collective bargaining or union Contract, and to the Seller's knowledge, there exists no current union organizational effort or proceeding by or before any Governmental Authority with respect to any of Seller's employees.

                  (O)      EMPLOYEES AND EMPLOYEE PLANS.

                           (i) SCHEDULE 5.2(p) contains a list (which is true and complete in all material respects) as of the date of this Agreement of all Employee Plans.

                                    To the  Seller's  knowledge,  each  Employee
                  Plan is in material compliance with its terms and the requirements of applicable Law. Buyer will incur no liability under any Employee Plan as a result of the consummation of the transactions contemplated hereby. No legal action or suit is pending or, to the knowledge of Seller, threatened with respect to any Employee Plan (other than claims for benefits in the ordinary course).

                  (P) CHANGES IN CIRCUMSTANCES. EXCEPT AS A RESULT OF THE TAX FREE REORGANIZATION AND AS SET FORTH ON SCHEDULE 5.2(Q), from the Unaudited Financials Date to the date of this Agreement, the Business has been conducted in the ordinary and normal course and Seller has not with respect to the Business or Acquired Assets (i) Transferred or otherwise disposed of any of the Acquired Assets outside the ordinary and normal course of business; (ii) mortgaged, pledged or subjected to any Lien (other than a Permitted Lien) any of the Acquired Assets;
         (iii) acquired any Acquired Assets outside the ordinary and normal course of business; (iv) sustained any damage, loss or destruction of or to the Acquired Assets (whether or not covered by insurance) with a book value in excess of $15,000; (v) modified, amended, canceled or terminated any Contracts under circumstances which would have a Material Adverse Effect on the Business; (vi) written down the value of any Inventory other than in the normal and ordinary course of business;
         (vii) canceled any other debts or claims or waived any rights of substantial value other than in the ordinary and normal course of business; (viii) made any change in any method of accounting or accounting practice; (ix) other than pursuant to the terms hereof and except as specifically set forth in SCHEDULE 5.2(Q), agreed to, or obligated itself to, do anything identified in (i) through (viii) above.

                  (Q) INSURANCE.  SET FORTH ON SCHEDULE  5.2(R) is a list of all
         material   policies  of  presently  in  effect  and  maintained   fire,
         liability, workers' compensation and other forms of insurance which relate to the Business. Seller has not been refused any insurance with respect to the Business or the Acquired Assets, and has not had its coverage limited, by any insurance carrier to which it has applied for any insurance or with which it has carried insurance during the last two years.

                  (R)      ENVIRONMENTAL COMPLIANCE.

                           (I)  EXCEPT  AS SET  FORTH  ON  SCHEDULE  5.2(S),  to
                  Seller's knowledge, with respect to the Business and the Acquired Assets, Seller has no liability, fixed or contingent, under any Environmental Law or Environmental Permit (including without limitation in respect of the handling, treatment, storage or disposal of Hazardous Substances or the Release thereof);

                           (ii) To Seller's knowledge, with respect to the Business and the Acquired Assets, Seller has no knowledge of any past usage, storage, treatment, spillage or Release of any Hazardous Substances which, whether or not lawful at the time of such event, has imposed upon Seller a risk of liability under current (i.e., at the time of this Agreement) Environmental Laws for remediation or response obligations.

                           (iii) There has been no environmental  investigation,
                  study, audit, test, review or other analysis conducted by or on behalf of Seller (or by a third party of which Seller has knowledge) in relation to the Business or any property or facility currently or, to the knowledge of Seller, previously owned or leased by Seller in connection with the Business which has not been delivered to Buyer prior to the date hereof. No claim is pending, or to the knowledge of Seller, threatened against Seller, relating to any alleged violation by Seller of any Environmental Laws.

                           (iv) For  purposes  of this  section,  the  following
                  terms have the following meanings:

                           "Environmental  Laws" means any and all Laws relating
                  to occupational, health and safety, human health, the environment or to emissions, discharges or releases of Hazardous Substances into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

                           "Environmental Permits" means all permits,  licenses,
                  authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws and necessary or proper for the Business as currently conducted.

                           "Hazardous Substances" means any toxic,  radioactive,
                  caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including without limitation any substance regulated under Environmental Laws.

                           "Release"  means any discharge,  emission or release,
                  including a Release as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder. The term "Released" has a corresponding meaning.

                  (S) TAXES. EXCEPT AS SET FORTH ON SCHEDULE 5.2(T), (i) Seller has filed all Tax Returns that it is required to file, and has paid all Taxes shown thereon as owing, except where failure to file Tax Returns or pay Taxes would not result in a Lien upon any of the Acquired Assets or result in Buyer incurring any Liability therefor and (ii) there are no Liens for Taxes upon any of the Acquired Assets and (iii) Original MicroNet, Seller and Micro-Net Holdings Corp., have taken all necessary steps to insure the tax free status of the Internal Revenue Code,
         Section 352 reorganization which these entities were part to immediately prior to this transaction. For the purposes of this Agreement (i) "Tax" or "Taxes" means all income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and (ii) "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

                  (T) NUMBER OF ACTIVE DIAL-UP INTERNET SERVICE ACCOUNTS. As of the date of Closing Seller has at least 2,500 dial-up Internet service accounts, including all of the accounts set forth in Schedule 1.1(a) and excluding the Brainlink ACCOUNTS.

     5.3 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Stockholders as of the date of this Agreement that:

                  (A) ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the requisite corporate power and authority to carry on its business as presently conducted and to enter into, make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement to be entered into and performed on its part.

                  (B) POWER AND AUTHORITY. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Buyer in connection herewith have been, or upon execution thereof will be, duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by all necessary corporate action of
         Buyer and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (C) NO VIOLATION. Subject to the receipt of Consents pursuant to Section 1.3, neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by Buyer, nor the performance by Buyer of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or result in a breach of any of the terms of Buyer's Certificate of Incorporation or Bylaws, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in the right of termination or cancellation of, or accelerate the performance required by, any lease, agreement, commitment, contract or other instrument to which Buyer is a party or by which it is bound, or (iii) violate any Law, except for such matters which would not adversely affect the transactions contemplated by this Agreement.

                  (D) CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. EXCEPT AS SET FORTH IN SCHEDULE 1.3, no Consent of, or notice to, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement and the transactions and other agreements and instruments contemplated hereby.

                  (E) BROKERS, FINDERS AND AGENTS. Other than paying 5% of the transaction value to Andrew Alexander Wise & Company, Incorporated, ("AWW") an NASD member firm who has acted as investment banker to the Buyer in this transaction, Buyer is not directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. In no way shall Seller or any Stockholder be liable to AAW for any commissions due and owed to Alexander Wise by Buyer in connection herewith.

                  (F) LITIGATION. There exists no litigation, action, suit or proceeding pending or, to Buyer's knowledge, threatened against Buyer which would adversely affect the transactions contemplated by this Agreement.

                                  VI. COVENANTS

     6.1 MUTUAL COOPERATION; FURTHER ASSURANCES. Upon the terms and subject to the conditions of this Agreement, Seller and Buyer shall each use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective the transactions contemplated hereby in the most expeditious manner (including, without limitation, obtaining all Consents of all Governmental Authorities and other third parties required in connection with the transactions contemplated by this Agreement). Consistent with the foregoing, Seller and Buyer each agree from time to time following the Closing, at the reasonable request of the other and without further cost or expense to such requested party, to execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably request in order to more effectively consummate and make effective the transactions contemplated hereby.

     6.2 TAX MATTERS. The following provisions will govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

                  (a) To the extent they relate to the Acquired Assets or the Business, all sales, use, and personal property taxes and assessments, accrued and assessed (other than sales taxes relating to the transfer of the Acquired Assets), if any, shall be prorated as of the Closing Date with the Seller being responsible for the portions of such items accruing before the Closing Date and the Buyer responsible for portions of such items accruing on or after the Closing Date.

                  (b) Each party will provide the other with such assistance as may reasonably be requested in the connection with the preparation of any reimbursement-related audit, any Tax Return, any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes, and each will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section or pursuant to any other Section hereunder providing for the sharing of information or the review of any Tax Return or schedule relating to Taxes shall be kept confidential by the parties and not disclosed to any Person.

     6.3 EXPENSES; TRANSFER TAXES. Each party hereto will bear the legal, accounting and other expenses incurred by such party in connection with the negotiation, preparation and execution of this Agreement and except as provided in Article VII hereof, the transactions and other agreements and instruments contemplated hereby. Buyer shall assume and be responsible for the payment of any liability, exposure or obligation for any sales, use, excise, value added, transfer, recording, filing, stamp, or other similar Tax or governmental charge with respect to the sale or purchase of the Acquired Assets pursuant to this Agreement, whether levied on Seller or Buyer.

     6.4. Stuart Rosenkrantz Board Appointment. Stuart Rosenkrantz shall upon the receipt of the all of the Financial Documents referred to in Section 5.2(g) be appointed a member of the Board of Directors of Buyer as the designee of the Seller. In the event Rosenkrantz is removed from the Board of Directors prior the next annual meeting of the shareholders of Buyer, Buyer shall appoint another designee of Seller to serve as a director of Buyer until the next annual meeting of shareholders and his or her successor is duly elected and qualified.

     6.5 INSURANCE. Buyer agrees that as of the close of business on the Closing Date, Seller may cease providing insurance coverage for the Business and the Acquired Assets and may permit coverage under such policies to cease for any occurrence after that time.

     6.6 EMPLOYEES.

                  (a) Buyer shall not be liable for any severance payments to which an employee becomes entitled (i) under any Employee Plan or (ii) under any applicable Law or otherwise, as a result of or in connection with employee's employment with Seller.

                  (b) Seller shall be liable for all vacation time of employees accrued and unused as of the Closing Date.

     6.7 EMPLOYMENT AGREEMENTS AND NON-COMPETITION

                  (A) EMPLOYMENT AGREEMENTS. Buyer shall enter into employment agreements ("Employment Agreements") with James Sette and John Prather who will be employed as executive officers of the Buyer upon the Closing. Pursuant to the employment agreements, Mr. Sette will receive $100,000 per year plus $520 per month car allowance and 50,000 stock options of Buyer which shall vest over time and in certain events. Mr. Prather will receive a base salary of $80,000 per year and a $500 per month car allowance, medical benefits and 20,000 stock options that will vest 1/3 per year over a three year period. The Employment Agreements will all contain customary non-competition terms. The definitive terms of employment will be contained in definitive Employment Agreements to be executed on the Closing Date.

                  (B) NON COMPETITION; PERIOD AND CONDUCT. In consideration for the Employment Agreements set out in Section 6.7 (a) hereof, during the period commencing on the date hereof and continuing for three years, none of Seller, Stockholders or any of Seller's Subsidiaries, including MicroNet Holdings Corp., and MicroNet Online Services, LLC (collectively, "Seller Group") will compete with Buyer or any of its Affiliates in the Business. For purpose hereof, "Seller's Subsidiaries" shall mean any entities in which Seller or Stockholders directly or indirectly owns a 50% or greater voting interest.

                  (C) TERRITORY. Seller Group will refrain from engaging in the activities described in this Section 6.7 during the period specified in
         Section 6.7(a) hereof in the United States or any other country in which Seller has carried on the Business.

                  (D) DEFINITIONS. Seller Group will be deemed to be competing with Buyer if any of Seller Group are engaged or participate in the Business, directly or indirectly, whether for their own account or for that of any other entity or as principal, agent, representative, proprietor, or partner, or in any capacity. Ownership of the following shall not be considered competition for purposes of this Agreement: (i) equity securities held by Seller or any of the Stockholders or their affiliates on the date hereof, or (ii) publicly-traded equity in companies which compete with the Company acquired after the date hereof in normal brokerage transactions in amounts less that four percent (4%) in the aggregate of the outstanding equity of such company.

                  (E) REMEDIES. Inasmuch as a breach, or failure to comply with, this Section 6.7 will cause serious and substantial damage to Buyer if any of Seller Group should in any way breach, or fail to comply with, the terms of this Section 6.7, Buyer will be entitled to an injunction restraining Seller Group from any such breach or failure and reimbursement of costs and attorney's fees incurred in obtaining such injunction. Resort to the remedy specified herein will not preclude or bar the concurrent or subsequent seeking of recovery pursuant to
         Article VII.

                  (F) SEVERABILITY. Each subdivision of this Section 6.7 constitutes a separate and distinct provision hereof. In the event that any provision of this Section 6.7 shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination will apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 6.7 will remain in full force and effect. The invalid, ineffective or unenforceable provision will without further action by the parties, be automatically amended to effect the original purpose and intent of the INVALID, INEFFECTIVE OR UNENFORCEABLE PROVISION; PROVIDED, HOWEVER, that such amendment will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     6.8 POST-CLOSING ASSISTANCE WITH CUSTOMERS. For a period of three years following the Closing, Seller will use reasonable efforts, as requested by Buyer from time to time (and not involving any payments by Seller) to assist Buyer at Buyer's expense in Buyer's efforts to provide that Seller's current customers will continue to do business with Buyer. Nothing contained herein shall be deemed to obligate Seller to retain any employee or incur any expenses

     6.9 POST-CLOSING TRANSFER OF ACQUIRED ASSETS. As soon as reasonably practicable following the Closing, Buyer shall arrange for and cause the transfer of the Acquired Assets to the Buyers billing facilities. Seller shall cooperate, as reasonably requested by Buyer in connection with the foregoing, including, but not limited to, providing any reasonable assistance to facilitate the transfer of the Acquired Assets, granting access to Seller's Facility for Buyer's employees and any third party retained by Buyer to assist with the transfer of the Acquired Assets. Seller shall arrange for and cause the disconnection of all electrical systems and software from the Acquired Assets, and shall otherwise promptly prepare the Acquired Assets for removal and shipment. Seller shall use its best efforts to maintain uninterrupted service to the subscribers purchased by Buyer up and until Buyer is able to transfer all of the Acquired Assets and, for the 30 day period commencing on the Closing, Seller shall do so at its own expense. After such 30-day period, Buyer shall reimburse Seller for Seller's reasonable expenses incurred in connection therewith. Notwithstanding the foregoing, each party shall be responsible for its respective costs and expenses incurred pursuant to any activity in accordance with this Section 6.9. Upon and following the Closing, Seller shall be under no obligation to maintain insurance coverage with respect to the Acquired Assets.

                        VII. SURVIVAL AND INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS.

                  (a) The  representations and warranties of Seller contained in
         Section 5.2(t) shall survive the Closing and remain in full force and effect for the period of the applicable statute of limitations. The representations and warranties of Stockholders contained in Section 5.1 of the Agreement and of Seller contained in Section 5.2 of the Agreement, other than Section 5.2(t) for which a survival period is provided above, will survive the Closing and remain in full force and effect until two years from the Closing Date, except for the representations and warranties contained in Section 5.2(s) of the Agreement, which shall survive the Closing and remain in full force and effect until three years from the Closing Date.

                  (b) The  representations and warranties of Buyer under Section
         5.3 of the Agreement will survive the Closing and remain in full force and effect until two years from the Closing Date.

                  (c) Any claim for indemnification with respect to any breach of a representation or warranty which is not asserted pursuant to the giving of a Notice of Claim for Indemnity (as hereafter defined) within such specified periods of survival may not be pursued and is hereby irrevocably waived. Any claim for indemnification with respect to any breach of a representation or warranty asserted within such specified periods of survival pursuant to the giving of a Notice of Claim for Indemnity will be timely made for purposes hereof.

                  (d) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants and agreements contained in this Agreement will survive the Closings and remain in effect indefinitely.

     7.2 LIMITATIONS ON LIABILITY.

                  (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all loss, liability, claim, demand, obligation, damage, deficiency, cost or expense (including without limitation reasonable attorneys' fees and expenses), including without limitation any of the foregoing relating to, resulting from or arising out of any action, suit, administrative proceeding, investigation, audit or other proceeding brought by any person or entity and any settlement or compromise thereof, reduced by the amount of any Third-Party Recovery (as hereafter defined) and reduced to take account of any actual net tax benefit realized from the payment of any Indemnified Loss ("Tax Benefits"), (v) "Third Party Claim" means any threat, demand, action, suit, administrative proceeding, investigation or audit or other proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement reduced by the amount of any Third-Party Recovery and Tax Benefit, and (vi) "Notice of Claim for Indemnity" means a written notice given in accordance with Section 7.4 which (A) if based upon a Third Party Claim against any Indemnitee, must include copies of all material notices and documents received by the Indemnitee with respect to such Third Party Claim and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee, or (B) if based upon an alleged breach of a representation, warranty or covenant contained in this Agreement, which does not relate to, result from or arise out of a Third Party Claim (a "Direct Claim"), and which relates to, results from or arises out of an event or circumstance discovered by the Indemnitee which the Indemnitee in good faith reasonably believes is reasonably likely to lead to the incurrence of an Indemnifiable Loss by reason of such alleged breach, whether or not the Indemnifiable Loss is actually suffered or sustained within the applicable period of survival specified in Section 7.1, must include in reasonable detail the basis for the Indemnitee's good faith, reasonable belief and must indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee reduced by the amount of any THIRD-PARTY RECOVERY AND TAX BENEFIT; PROVIDED, HOWEVER, that the Indemnifying Party will have no liability with respect to any estimate referred to in this clause (vi) and any such estimate will, itself, in no way limit or enlarge the amount of Indemnifiable Loss recoverable by the Indemnitee indicating such estimate.

                  Notwithstanding the foregoing, items that would be considered Indemnifiable Losses (such as investigative costs and expenses) incurred by an Indemnitee in connection with any Third-Party Claim will not be considered Indemnifiable unless and until a claim, action, suit or administrative proceeding is actually commenced or such Third-Party Claim is settled.

                  (b) Notwithstanding any other provision of this Agreement or of any applicable Law, Buyer will not be entitled to recovery under
         Section 7.3(a) and neither Seller nor Stockholders will not be entitled to recovery under Section 7.3(b) (other than with respect to Buyer's obligations under Section 3.2(b) and Section 3.4) unless and until the aggregate amount of Indemnifiable Losses incurred by the Buyer, on the one hand, or the Seller and Stockholders in the aggregate, on the other hand, as the case may be, in respect of all individual events or occurrences or any series of related events or occurrences giving rise to such Indemnifiable Losses exceeds $25,000, in which event (subject to Section 7.2(c)), Buyer, on the one hand, or Seller and Stockholders, on the other hand, may assert its right to indemnification hereunder to the extent of all Indemnifiable Losses suffered by such Indemnitee (excluding the first $25,000 with respect to the Buyer or the Seller and Stockholders in the aggregate, as the case may be).

                  (c) Notwithstanding any other provision of this Agreement or of applicable Law, the indemnification obligations of Seller and Stockholders in the aggregate under Section 7.3 will not exceed $500,000 (or such lesser amount to the extent that Buyer is in breach of its obligations under Section 3.2(b)) plus any amounts actually paid to Seller under Section 3.4.

                  (d) Anything in this Article VII to the contrary notwithstanding, Indemnifiable Losses shall not include any consequential or punitive damages or loss of profits or earnings incurred by an Indemnitee and shall be strictly limited to actual out-of-pocket losses, costs and expenses of Indemnitee.

     7.3 INDEMNIFICATION.

                  (a) Subject to the other provisions of this Article VII, each Stockholder will severally indemnify, defend and hold harmless Buyer and its Affiliates and its directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

                           (i) Any material breach by such Stockholder of any of
                  the   representations   or  warranties  of  such   Stockholder
                  contained in Section 5.1 of this Agreement;

                           (ii) Any material  breach by such  Stockholder of any
                  covenant,   obligation   or  agreement  of  such   Stockholder
                  contained in this Agreement;

                           (iii)  Any  use  by  such  Stockholder  of  the  name
                  Micro-Net.Net,   or  any   derivation   thereof   (except   as
                  contempated by the license).

                  (b) Subject to the other provisions of this Article VII, Seller, and each Stockholder severally and not jointly, pro rata in accordance with such Stockholder's percentage interest in Seller, will indemnify, defend and hold harmless Buyer and its Affiliates and its directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

                           (i) Any material breach by Seller of any of the representations or warranties of Seller contained in Section
                  5.2 of this Agreement;

                           (ii) Any material  breach by Seller of any  covenant,
                  obligation or agreement of Seller contained in this Agreement;

                           (v) Any use by Seller of the name  Micro-Net.Net,  or
                  any  derivation   thereof   (except  as  contemplated  by  the
                  license).

                  (c) Subject to the other provisions of this Article VII, Buyer will indemnify, defend and hold harmless Seller and its Affiliates (including the Stockholders) and its directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

                           (i) Any material breach by Buyer of any of the representations or warranties of Buyer contained in Section
                  5.3 of this Agreement; and

                           (ii) Any  material  breach by Buyer of any  covenant,
                  obligation or agreement of Buyer contained in this Agreement.

     7.4 DEFENSE OF CLAIMS.

                  (a) If any Indemnitee receives notice of the assertion of any claim, or the commencement of any Third Party Claim, or the Indemnitee intends to seek indemnity hereunder, then the Indemnitee will promptly provide the Indemnifying Party with a Notice of Claim for Indemnity, but in any event not later than 20 calendar days after receipt of such notice of the assertion of any claim or the commencement of any Third Party Claim. The failure by an Indemnitee to provide a Notice of Claim for Indemnity to an Indemnifying Party of a Third Party Claim will not relieve the Indemnifying Party of any indemnification responsibility under this Article VII, except to the extent, if any, that such failure materially prejudices the ability of the Indemnifying Party to defend such Third Party Claim.

                  (b) Without prejudice to the rights of the Indemnitee prior thereto, the Indemnifying Party will have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel (reasonably satisfactory to the Indemnitee) if the Indemnifying Party delivers written notice to the Indemnitee within 30 calendar days following the Indemnifying Party's receipt of Notice of Claim for Indemnity from the Indemnitee setting forth its undertaking to defend SUCH THIRD PARTY CLAIM IN ACCORDANCE WITH THIS ARTICLE VII; PROVIDED, HOWEVER, that the Indemnifying Party will not enter into any settlement of any Third Party Claim which would impose or create any obligation or any financial or other liability on the part of the Indemnitee. In its defense, compromise or settlement of any Third Party Claim, the Indemnifying Party will timely provide the Indemnitee with such information with respect to such defense, compromise or settlement as the Indemnitee may reasonably request, and each party shall reasonably cooperate with each other in the defense of such Third Party Claim. No settlement of any Claim involving performance or any remedy other than the payment of money damages may be made without the consent of the party from whom such performance or other remedy would be required, which consent shall not be unreasonably withheld. The Indemnitee will be entitled (at the Indemnitee's expense) to participate in the defense by the Indemnifying Party of any Third Party Claim with its own counsel.

                  (c) In the event that the Indemnifying Party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with subsection (b) of this Section 7.4, the Indemnitee will have the right to control the DEFENSE OR SETTLEMENT OF SUCH THIRD PARTY CLAIM WITH COUNSEL OF ITS CHOOSING; PROVIDED, HOWEVER, that the Indemnitee will not settle or compromise any Third Party Claim without the Indemnifying Party's prior written consent, unless the terms of such settlement or compromise release the Indemnitee and the Indemnifying Party from any and all liability with respect to the Third Party Claim. The Indemnifying Party will be entitled (at the Indemnifying Party's expense) to participate in the defense of any Third Party Claim with its own counsel.

                  (d)  Any  Direct   Claim  will  be   asserted  by  giving  the
         Indemnifying Party a Notice of Claim for Indemnity as promptly as reasonably possible after discovery thereof.

                  (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, Tax Benefit or pursuant to any claim, recovery, settlement against or with any person or entity which is not an Affiliate of the Indemnitee (such reduction, whether occurring before or after the Indemnify Payment, is referred to herein as a "Third-Party Recovery"), the amount of such reduction, in each case less any costs, expenses, or taxes incurred by the Indemnitee in connection therewith, together with interest thereon from the date of payment thereof at the prime rate of interest as announced from time to time by Citibank N.A. plus 1%, will promptly be repaid by the Indemnitee to the Indemnifying Party.

     7.5 RIGHT TO OFF-SET . In addition to any and all other remedies under this Agreement, Buyer will be entitled, and Seller may obligate Buyer, to recover any Indemnity Payment due from Seller or Stockholders hereunder to the extent, but only to the extent, such Indemnity Payment is a sum certain which (a) is past due and owing without dispute or (b) is past due and a judgment is entered by a court having proper jurisdiction that such Indemnity Payment hereunder is due and owing by Seller or Stockholders to Buyer (in either case, an "Undisputed Payment") by retaining and setting off the amounts of such Undisputed Payment against any AMOUNTS DUE OR TO BECOME DUE FROM BUYER TO SELLER OR SELLER'S DESIGNEE UNDER SECTION 3.4; PROVIDED that if a judgment with respect to an Undisputed Payment pursuant to clause (b) above is reversed or stayed, Buyer will immediately reverse such set-off.

     7.6 SOLE REMEDY. Subject to Buyer's right to seek specific performance of the provisions of this Agreement pursuant to Section 6.7(e), the indemnification afforded by this Article VII will be the sole and exclusive remedy against Seller and Stockholders or any of their respective Affiliates for any and all loss, liability, claim, demand, obligation damage, deficiency, cost or expense of Buyer or any other Indemnitee in respect of matters arising out of this Agreement.

                               VIII. MISCELLANEOUS

     8.1 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto as may mutually be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto or for any other purpose.

     8.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the Schedules hereto) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof. Except as provided in Article VII, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Any right of a Person other than the parties hereto to any rights or remedies under
Article VII is expressly conditioned upon such Persons complying with the provisions of Article VII applicable to it as a Person seeking indemnification thereunder and compliance with the last paragraph of Section 8.5.

     8.3 SCHEDULES. Specific disclosure of any item on any schedule hereto shall be deemed sufficient disclosure of such item on any other schedule hereto.

     8.4 SEVERABILITY. If any term or other provision of this Agreement, or the application thereof to any Person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect; PROVIDED, HOWEVER, that in the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties will use reasonable efforts to renegotiate the terms and conditions of this Agreement to resolve any inequities.

     8.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     8.6 CONSENT TO JURISDICTION; . Each party hereto irrevocably submits to the non-exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section
8.7 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     8.7 NOTICES. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given (a) when received if personally delivered, (b) on the fifth day after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) on the next business day after being sent by telecopy, with confirmed answer back, or (d) on the next business day after being sent by priority delivery by an established overnight courier, to the parties at their respective addresses set forth below:

                           To Seller:       MicroNet Services, Inc.
                                            1580 Chapel Street
                                            New Haven Connecticut 06511
                                            Telecopier:  (203) 498-4606

                           Attention:       President

                                            - AND -

                  With a copy to:           Albert, Ward & Johnson P.C.
                  (which by itself          125 Mason Street
                  shall not constitute      P.O. Box 1668
                  notice)                   Greenwich Connecticut 06836

                                            Telecopier (203) 661-8051
                           Attention:       C. Robton Perelli-Minetti, Esq.

                   Stockholders:            Kanfer Associates
                                            Ms. Denise Rosenkrantz
                                            Mr. James Sette
                                            c/o MicroNet Services, Inc.
                                            Telecopier: (203) 498-4606

                           Attention:       Kanfer Associates,
                                            Denise Rosenkrantz and James Sette

                  With a copy to:           Albert, Ward & Johnson, P.C.
                  (which by itself          125 Mason Street
                  shall not constitute      P.O. Box 1668
                  notice)                   Greenwich, Connecticut 06836

                                            Telecopier (203) 661-8051
                           Attention:       C.Robton Perelli-Minetti, Esq.

                           To Buyer:        Protosource Corporation
                                            2800 28TH Street, Suite 170
                                            Santa Monica, California 90405
                                            Telecopier:  31-425-5115

                           Attention:       Raymond J. Meyers, Chief Executive
                                            Officer

                  With a copy to:           Sichenzia, Ross & Friedman LLP
                  (WHICH BY ITSELF          135 WEST 50TH STREET, 20TH Floor
                  shall not constitute      New York, New York 10020
                  notice)                   Telecopier: (212) 664-7329

                           Attention:       Gregory Sichenzia, Esq.

Any party by written notice to the others given in accordance  with this Section
8.7 may change the address or the Persons to whom notices or copies thereof will be directed.

     8.8   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which will be considered one and the same agreement and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.9 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but no rights, obligations or liabilities hereunder will be assignable by any party without the prior written consent of the other party except as otherwise provided herein.

     8.10 WAIVERS. Either Buyer, on the one hand, or Seller and Stockholders, on the other hand, by written notice to the other may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement, (c) waive compliance with any of the covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the OTHER UNDER THIS AGREEMENT;
PROVIDED, HOWEVER, that neither Buyer, on the one hand, nor Seller and Stockholders, on the other hand, may, without the prior written consent of the other, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to their representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this

Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     8.11 TITLES AND HEADINGS . The titles and headings in this Agreement are solely for convenience of reference and will not be given any effect in the construction or interpretation of this Agreement.

     8.12 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS.

                  (a) When a reference is made in this  Agreement to an Article,
         Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "party" is used in this Agreement, it shall refer to Seller, Stockholders or the Buyer, as the case may be. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such term, and references to a Person are also to its permitted successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The term
         "Affiliate" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended. All references to "business days" will be to any day other than a weekend day or a day which is a Federal holiday in the United States, and all references to "$" or dollar amounts will be to lawful currency of the United States of America.

                  (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  (c)  All  provisions  of this  Agreement  which  refer  to the
         "knowledge"   of  Seller  shall  mean  the  actual   knowledge  of  the
         Stockholders.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                            KANFER ASSOCIATES

                                     By: _______________________________________
                                         Stuart Rosenkrantz
                                         General Partner
                                         (with respect to Section 5.1,
                                         Section 6.7, Article VII and
                                         Article VIII)

                                     By: _______________________________________
                                         DENISE  ROSENKRANTZ (with respect to
                                         Section 5.1,  Section  6.7,  Article
                                         VII and Article VIII)

                                     By: _______________________________________
                                         JAMES SETTE (with respect to Section
                                         5.1,  Section  6.7,  Article VII and
                                         Article VIII)

                                         MICRONET SERVICES, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                         PROTOSOURCE CORPORATION

                                     By: _______________________________________
                                         Name:
                                         Title:

                                Table of Contents

                                                                                                        Page

I. ASSETS................................................................................................1
   1.1  Sale and Transfer of Assets......................................................................1

      (A)   INVENTORY....................................................................................1
      (C)   INTELLECTUAL PROPERTY RIGHTS.................................................................1
      (D)   BUSINESS RECORDS.............................................................................2
      (E)   CONTRACTS....................................................................................2

   1.2      RETAINED ASSETS..............................................................................2
      (A)   PREPAIDS.....................................................................................2
      (B)   CASH AND CASH EQUIVALENTS....................................................................2
      (C)   ACCOUNTS RECEIVABLE..........................................................................2
      (D)   LEASED REAL PROPERTY.........................................................................2
      (E)   INSURANCE POLICIES...........................................................................2
      (F)   DESIGNATED ASSETS............................................................................2
      (G)   CORPORATE RECORDS............................................................................2
      (H)   THIS AGREEMENT...............................................................................2
      (I)   CLAIMS.......................................................................................2
      (J)   TAXES........................................................................................2
      (K)   BENEFIT PLAN ASSETS..........................................................................3

   1.3      ASSIGNABILITY AND CONSENTS...................................................................3
      (A)  REQUIRED CONSENTS.............................................................................3

II.  LIABILITIES.........................................................................................3

   2.1      ASSUMPTION OF LIABILITIES....................................................................3
      (A)   CONTRACTS....................................................................................3
      (B)   POST-CLOSING DATE............................................................................3

   2.2      RETAINED LIABILITIES.........................................................................3
      (B)   POST-CLOSING TRANSFER OF ASSIGNED ASSETS.....................................................3
      (C)   ACCOUNTS PAYABLE.............................................................................4
      (D)   EMPLOYEE-RELATED LIABILITIES.................................................................4
      (E)   TAXES........................................................................................4
      (F)   LIABILITIES RELATING TO RETAINED ASSETS......................................................4

III.  PURCHASE PRICE.....................................................................................4

   3.1      PURCHASE PRICE...............................................................................4
   3.2      TIMING AND MANNER OF PAYMENT OF PURCHASE PRICE...............................................4
   3.3      PURCHASE PRICE ALLOCATION....................................................................6

IV.  CLOSING.............................................................................................7

   4.1      GENERAL......................................................................................7
   4.2      DOCUMENTS TO BE DELIVERED BY SELLER..........................................................7
   4.3      DOCUMENTS TO BE DELIVERED BY BUYER...........................................................7

V.  REPRESENTATIONS AND WARRANTIES.......................................................................8

   5.1      REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDER...........................................8
   5.2      REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................8

      (A)   ORGANIZATION AND STANDING....................................................................8
      (B)   POWER AND AUTHORITY..........................................................................8
      (C)   NO VIOLATION.................................................................................8
      (D)   CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES...........................................8
      (E)   ACQUIRED ASSETS; TITLE TO ACQUIRED ASSETS....................................................9
      (F)   CONTRACTS....................................................................................9
      (G)   FINANCIAL STATEMENTS.........................................................................9

      (I)   LEGAL PROCEEDINGS............................................................................9
      (J)   CUSTOMERS AND SUPPLIERS......................................................................9
      (K)   COMPLIANCE WITH LAWS........................................................................10
      (L)   BROKERS, FINDERS AND AGENTS.................................................................10
      (M)      INTELLECTUAL PROPERTY....................................................................10
      (N)   LICENSES....................................................................................10
      (O)   EMPLOYEE RELATIONS; COLLECTIVE BARGAINING AGREEMENTS........................................10
      (P)   EMPLOYEES AND EMPLOYEE PLANS................................................................11
      (Q)   CHANGES IN CIRCUMSTANCES....................................................................11
      (R)   INSURANCE...................................................................................11
      (S)   ENVIRONMENTAL COMPLIANCE....................................................................11
      (T)   TAXES.......................................................................................12

   5.3      REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................12

      (A)   ORGANIZATION AND STANDING...................................................................13
      (B)   POWER AND AUTHORITY.........................................................................13
      (C)   NO VIOLATION................................................................................13
      (D)   CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES..........................................13
      (E)   BROKERS, FINDERS AND AGENTS.................................................................13
      (F)   LITIGATION..................................................................................13

VI.  COVENANTS..........................................................................................13

   6.1      MUTUAL COOPERATION; FURTHER ASSURANCES......................................................13
   6.2      TAX MATTERS.................................................................................14
   6.3      EXPENSES; TRANSFER TAXES....................................................................14
   6.5      Insurance...................................................................................14
   6.6      EMPLOYEES...................................................................................14
   6.7      NON-COMPETITION.............................................................................15

      (A)   PERIOD AND CONDUCT..........................................................................15
      (B)   TERRITORY...................................................................................15
      (C)   DEFINITIONS.................................................................................15
      (D)   REMEDIES....................................................................................15
      (E)   SEVERABILITY................................................................................15

   6.9      POST-CLOSING ASSISTANCE WITH CUSTOMERS......................................................15
   6.10     POST-CLOSING TRANSFER OF ACQUIRED ASSETS....................................................16

VII.  SURVIVAL AND INDEMNIFICATION......................................................................16

   7.1      SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS........................................16
   7.2      LIMITATIONS ON LIABILITY....................................................................16
   7.3      INDEMNIFICATION.............................................................................17
   7.4      DEFENSE OF CLAIMS...........................................................................18
   7.5      RIGHT TO SET-OFF............................................................................19
   7.6      SOLE REMEDY.................................................................................19

VIII.  MISCELLANEOUS....................................................................................19

   8.1      AMENDMENTS, SUPPLEMENTS. ETC................................................................19
   8.2      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES..............................................20
   8.3      SCHEDULES...................................................................................20
   8.4      SEVERABILITY................................................................................20
   8.5      GOVERNING LAW...............................................................................20
   8.6      CONSENT TO JURISDICTION; NO JURY TRIAL......................................................20
   8.7      NOTICES.....................................................................................20
   8.8      COUNTERPARTS................................................................................21
   8.9      SUCCESSORS AND ASSIGNS......................................................................21
   8.10     WAIVERS.....................................................................................21
   8.11     TITLES AND HEADINGS.........................................................................22
   8.12     CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS................................................22

                                  DEFINED TERMS

Term                                                                                            Section
Acquired Assets                                                                                 1.1
Affiliate                                                                                       10.11(a)
Assigned Contracts                                                                              1.1(f)
Assumed Liabilities                                                                             2.1
Balance Sheet                                                                                   5.1(g)
Balance Sheet Date                                                                              5.1(g)
Business                                                                                        Preamble
Business Records                                                                                1.1(e)
Buyer                                                                                           Preamble
CERCLA                                                                                          5.1(s)(iii)
Closing                                                                                         4.1
Closing Date                                                                                    4.1
Consent-Required Contracts and Licenses                                                         1.3(a)
Consents                                                                                        1.3(a)
Contracts                                                                                       1.1(f)
Direct Claim                                                                                    9.2(a)(vi)
Dispute Notice                                                                                  3.3(b)
ERISA                                                                                           2.2(c)
Earn Out Period                                                                                 3.5(b)
Employee Plans                                                                                  2.2(c)
Environmental Laws                                                                              5.1(s)(iii)
Environmental Permits                                                                           5.1(s)(iii)
Financial Statements                                                                            5.1(g)
Firm                                                                                            3.3(c)
Fixed Assets                                                                                    1.1(c)
Governmental Authorities                                                                        1.1(g)
Hazardous Substances                                                                            5.1(s)(iii)
Indemnifiable Losses                                                                            9.2(a)(iv)
Indemnifying Party                                                                              9.2(a)(iii)
Indemnitee                                                                                      9.2(a)(ii)
Indemnity Payment                                                                               9.2(a)(i)
Intellectual Property                                                                           1.1(d)
Inventory                                                                                       1.1(b)
Inventory Statement                                                                             3.3(b)
Inventory Valuation Procedures                                                                  3.3(b)
Inventory Value                                                                                 3.3(b)
knowledge                                                                                       10.11(c)
Laws                                                                                            1.1(e)
Licenses                                                                                        1.1(g)
Liens                                                                                           5.1(e)(ii)
Material Adverse Effect                                                                         5.1
Notice of Claim for Indemnity                                                                   9.2(a)(vi)
Permitted Liens                                                                                 5.1(e)(ii)
Person                                                                                          1.3(a)
Purchase Price                                                                                  3.1
Registered IP                                                                                   5.1(m)(ii)
Release                                                                                         5.1(s)(iii)
Restricted Affiliate                                                                            6.9(c)(ii)
Retained Assets                                                                                 1.2
Retained Liabilities                                                                            2.2
Seller                                                                                          Preamble
Seller's Products Gross Sales                                                                   3.5(b)
Tax or Taxes                                                                                    5.1(t)
Tax Benefits                                                                                    9.2(a)(iv)
Tax Returns                                                                                     5.1(t)
Third Party Claim                                                                               9.2(a)(v)
Transfer                                                                                        1.1
Transitional Services Agreement                                                                 4.4